FAX NEWS RELEASE
For further information:
The Manitowoc Company, Inc.	Carl J. Laurino	Steven C. Khail
P. O. Box 66 • Manitowoc WI 4221-0066	Senior Vice President	Director of Investor Relations
Telephone: 920-684-4410 • Telefax: 920-652-9775	& Chief Financial Officer	& Corporate Communications
Internet: http://www.manitowoc.com	Direct Dial: 920-652-1720	Direct Dial: 920-652-1713
	Email: carl.laurino@manitowoc.com	Email: steve.khail@manitowoc.com

NEWS for Immediate Release

THE MANITOWOC COMPANY, INC. HAS REVISED ITS OFFER TO ACQUIRE
ENODIS PLC FOR $2.4 BILLION

Manitowoc, Wis. – May 19, 2008 – The Manitowoc Company, Inc. (NYSE: MTW) announced today that it has increased its offer for Enodis (LSE: ENO) in a transaction valued at approximately $2.4 billion, including the assumption of Enodis’ net debt (approximately $245 million as of March 29, 2008). Following the offer announced by Illinois Tool Works Inc. (NYSE: ITW) on May 8, 2008, Manitowoc has actively considered its options and has today increased its original offer announced on April 14, 2008. The increased offer provides for a cash payment of 294 pence per Enodis share. In addition, in advance of the closing of the transaction, Enodis intends to pay a dividend of 2 pence per Enodis share in lieu of an interim dividend in respect of the financial year ending September 30, 2008.

The increased offer is to be implemented by way of a court-sanctioned scheme of arrangement under the laws of the U.K. and is expected to close in the second half of 2008. The transaction is subject to court approval in the U.K., the approval of Enodis shareholders, as well as regulatory approvals in various jurisdictions and other conditions outlined in Manitowoc’s original offer.

Manitowoc encourages the Enodis directors to recommend unanimously that Enodis shareholders vote in favor of the resolutions to be proposed at the Court Meeting and the General Meeting.

Glen E. Tellock, Manitowoc president and chief executive officer, said: “Following the current recommended bid for Enodis announced on May 8, 2008, we reconsidered our options carefully and reaffirmed that there is significant strategic merit in bringing these two strong organizations together. Our announcement today highlights that we are determined to bring to bear the many benefits we believe a combination will deliver.” Mr. Tellock added, “Our increased offer is at a 5.0 percent premium to ITW’s offer and a 63.7 percent premium to Enodis’ average closing price for the 12 months ending April 8, 2008. As such, we believe strongly that our revised offer represents superior value for Enodis’ shareholders. At the same time our revised offer still meets our financial objectives of being EPS accretive in two years and EVA positive in three years.”

Michael Kachmer, president of Manitowoc Foodservice, said: “Following our initial offer, Manitowoc is proceeding expeditiously with its regulatory filings. As required, we have offered to divest select ice assets in the United States, and we will continue to comply with our obligations under the implementation agreement. Regulatory clearances may be received in time for a closing to take place as early as late August, but in any case we have undertaken to achieve all clearances by October 11 as outlined in our original offer.”

As outlined previously, Manitowoc believes that the successful integration of the two businesses will result in improved growth prospects and the opportunity to deliver significant synergies. Historical revenues for the combined companies for the most recently completed respective financial years exceeded $5.6 billion.

ABOUT THE TRANSACTION

The transaction is subject to certain closing conditions, including the approval of Enodis shareholders, regulatory approvals in various jurisdictions and other customary closing conditions for a U.K. scheme of arrangement. Regulatory clearances may be received in time for closing to take place as early as late August, but in any case we have undertaken to take the necessary steps to obtain these approvals by October 11, 2008.

ABOUT ENODIS

Enodis is one of the leading global food and beverage equipment manufacturers with approximately 6,800 employees and 30 factories in 9 countries. Listed in London and operationally headquartered in Tampa, Florida, the Group’s products can be found in over 100 countries. The Group’s operations comprise two primary divisions: Global Foodservice Equipment and Food Retail Equipment.

Enodis’ Global Foodservice Equipment businesses provide primary cooking, ovens, storage, preparation, holding, warewashing, ice machine, refrigeration and beverage equipment to restaurants and other customers worldwide. The Food Retail Equipment operations provide refrigeration systems, refrigerated display cases and walk-in cold storage rooms primarily to supermarkets and convenience stores in North America.

ABOUT MANITOWOC

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers and commercial refrigeration equipment, the company offers one of the broadest lines of cold-side equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Manitowoc and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the expected effects on Manitowoc of the proposed acquisition of Enodis, the expected timing and conditions precedent relating to the proposed acquisition, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies, potential divestitures and other strategic options and all other statements in this press release other than statements of historical fact. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent relating to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to integrate successfully Enodis within Manitowoc or to realize synergies from such integration within the time periods anticipated; and changes in anticipated costs related to the acquisition of Enodis. Additional factors that could cause actual results and developments to differ materially include, among others:

–	unanticipated changes in revenues, margins, costs, and capital expenditures;
–	issues associated with new product introductions;
–	matters impacting the successful and timely implementation of ERP systems;
–	foreign currency fluctuations;
–	increased raw material prices;
–	unexpected issues associated with the availability of local suppliers and skilled labor;
–	the risks associated with growth;
–	geographic factors and political and economic risks;
–	actions of competitors;
–	changes in economic or industry conditions generally or in the markets served by Enodis and Manitowoc;
–	the state of financial and credit markets;
–	unanticipated issues associated with refresh/renovation plans by national restaurant accounts;

–	efficiencies and capacity utilization of facilities;
–	issues related to new facilities and expansion of existing facilities;
–	work stoppages, labor negotiations, and labor rates;
–	government approval and funding of projects;
–	the ability of our customers to receive financing;
–	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures; and
–	risk and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.

This announcement does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer for or buy any securities, pursuant to the acquisition or otherwise. Full details of the acquisition, which will be implemented by means of a UK scheme of arrangement under the UK Companies Act 2006, will be contained in the scheme document that will be circulated to Enodis shareholders.

For more information:
Carl J. Laurino
Senior Vice President
& Chief Financial Officer
920-652-1720